Investor Contact: Dave Crawford
Halyard Health, Inc.
470-448-5177
Investor.Relations@HYH.com

Media Contact: Kristen Perry
MSLGROUP
781-684-0770
Corp_hyh@mslgroup.com

Halyard Health, Inc. Announces Third Quarter 2015 Results;
Narrows Full-Year Adjusted Diluted EPS Outlook to Top Half of the Range

ALPHARETTA, Nov. 3, 2015/PRNewswire/ -- Halyard Health, Inc. (NYSE: HYH) today reported third quarter 2015 results and narrowed its adjusted diluted earnings per share outlook range for the full-year 2015.

Executive Summary

•	The Company narrows its full-year adjusted diluted earnings per share outlook range to $2.00 to $2.10.

•	Third quarter 2015 net sales were $390 million, down 5 percent from the same period last year. On a constant currency basis, net sales decreased 2 percent in the period.

•
Net loss for the third quarter 2015 was $(471) million compared to a net loss of $(7) million in the third quarter of 2014. The net loss for the third quarter 2015 was driven by a $476 million non-cash preliminary impairment charge taken with respect to the Company’s Surgical and Infection Prevention (S&IP) segment. Third quarter adjusted net income was $24 million compared to $17 million in the same period last year.

•
Third quarter diluted earnings per share were $(10.10), compared to $(0.16) in the third quarter of 2014. Adjusted diluted earnings per share in the quarter were $0.52, compared to $0.37 in the same period last year.

•	Year-to-date 2015 net sales were $1,173 million, down 5 percent. Net sales on a constant currency basis declined 2 percent.

•
Net loss for the first nine months of 2015 was $(441) million compared to net income of $30 million for the same period a year ago. Year-to-date adjusted net income was $72 million compared to net income of $117 million in the first nine months of 2014.

•
Diluted earnings per share for the first nine months were $(9.46), compared to $0.63 in the same period a year ago. Year-to-date 2015 adjusted diluted earnings per share were $1.55, compared to $2.52 in the prior year period.

“During Halyard’s first year as an independent company, our team produced some meaningful accomplishments, such as building our stand-alone capabilities on schedule and on budget, and delivering solid growth in our Medical Devices segment,” said Robert Abernathy, Halyard Chairman and CEO. “We also faced continuing challenges in our S&IP segment, and are focused on generating better results to close out the year. Despite these challenges, Halyard remains well-positioned to execute our long-term strategy of rebalancing our product portfolio to focus on our higher growth Medical Devices segment.”

Third Quarter 2015 Operating Results

Net sales of $390 million were 5 percent below the prior year. On a constant currency basis, net sales were down 2 percent. Performance was impacted by lower volume and price in S&IP and unfavorable currency exchange rates.

Operating loss was $(461) million in the third quarter of 2015 versus an operating profit of $13 million in the third quarter of 2014. On an adjusted basis, operating profit was $46 million compared to $63 million in the prior year’s third quarter. Performance for the quarter was impacted by lower S&IP sales volume and price and higher general and administrative expenses related to stand-alone costs.

Third quarter 2015 adjusted operating profit excludes $16 million in post-spin related charges, $476 million for a preliminary non-cash goodwill impairment, $9 million for litigation matters and $7 million of intangible amortization expense. Adjusted operating profit for the third quarter 2014 excludes $41 million in pre-spin related charges and $9 million of intangible amortization expense.

Adjusted EBITDA for the third quarter of 2015, excluding post-spin related charges, preliminary non-cash goodwill impairment, depreciation, intangible asset amortization and litigation expense, was $56 million compared to $81 million in the third quarter of 2014.

Third Quarter 2015 Business Segment Results

Surgical and Infection Prevention

S&IP net sales were $257 million, down 8 percent compared to the third quarter of 2014. On a constant currency basis, net sales decreased 4 percent. Higher volume in exam gloves in Latin America & Asia-Pacific was more than offset by lower volume in surgical drapes and gowns and protective apparel in North America and in Europe, Middle East and Africa (EMEA). Results were also affected by lower net selling prices in sterilization and exam gloves in North America and unfavorable currency exchange rates.

S&IP operating profit for the quarter was $26 million compared to $37 million in last year’s third quarter. Performance for the quarter was impacted by lower volume and price, lower fixed cost absorption and higher general and administrative expenses related to stand-alone costs.

Medical Devices

Net sales of Medical Devices in the third quarter 2015 were $126 million, a 3 percent increase compared to the third quarter 2014. On a constant currency basis, sales increased 5 percent. Higher global digestive health volume and continued volume growth in interventional pain in North America drove performance.
Operating profit for Medical Devices was $29 million in the third quarter of 2015 compared to $20 million in the prior year’s third quarter. Performance was driven by higher volume and price, manufacturing cost savings and lower general and administrative expenses related to amortization that was partially offset by increased research and development investment.

Year-To-Date Results

Surgical and Infection Prevention

In the first nine months of 2015, S&IP net sales were $768 million, down 9 percent compared to the first nine months of 2014. On a constant currency basis, net sales decreased 5 percent. Higher volume in exam gloves in Latin America & Asia-Pacific were offset by lower volume in protective apparel, surgical drapes and gowns, and sterilization in North America and EMEA. Lower net selling prices primarily in exam gloves and unfavorable currency exchange rates also impacted sales.

Year-to-date S&IP operating profit was $71 million compared to $118 million in the first nine months of 2014. Year-to-date performance was impacted by lower volume and price, higher distribution costs, unfavorable currency exchange rates, and higher general and administrative expenses related to stand-alone costs.

Medical Devices

In the first nine months of 2015, net sales of Medical Devices were $375 million, a 1 percent increase compared to the comparable period in 2014. On a constant currency basis, sales increased 2 percent. Performance was driven by higher volume in interventional pain and digestive health in North America and EMEA.

Through nine months, operating profit for Medical Devices was $87 million compared to $77 million in the first nine months of 2014. Performance was driven by higher volume, manufacturing cost savings and lower general and administrative expenses related to amortization.

Non-Cash Goodwill Impairment

The Company performs its annual impairment test as of July 1 of each year. Due to increased competitive market dynamics, resulting in price declines and volume losses in S&IP categories, the Company recognized a preliminary non-cash goodwill impairment charge of $476 million for the S&IP segment in the third quarter of 2015. This non-cash impairment charge does not affect tax expense. The impairment analysis will be completed and any adjustment recognized in the fourth quarter of 2015.
Balance Sheet and Cash Flow

Total debt at the end of the third quarter of 2015 was $586 million, consisting of a secured term loan and unsecured notes, compared to total debt of $636 million at the end of 2014.

Cash from operations for the third quarter was $19 million compared to $24 million a year ago. Capital spending for the third quarter was $19 million compared to $32 million in 2014. The decrease in capital spending for the quarter was attributed to spin-related activities in the prior year. The Company’s cash balance was $114 million at the end of the third quarter of 2015, compared to $149 million at the end of 2014. The Company prepaid $50 million of its secured term loan on April 30, 2015.

2015 Outlook and Key Planning Assumptions

The Company is updating its previously announced outlook for full-year 2015. Full-year adjusted earnings per diluted share are now expected to be in the high end of our previously reported range of $1.90 to $2.10. Therefore, the Company narrowed its range to $2.00 to $2.10 for the full-year.

Based on current trends, the Company is updating some of its key planning assumptions for the full-year 2015, as follows:

•	S&IP net sales, on a constant currency basis, are expected to decline 5 to 7 percent compared to the full-year 2014.

•	Deflation in key cost inputs of $25 to $30 million is anticipated.

•
With the recent weakening of the U.S. dollar, we anticipate negative foreign currency translation impact to net sales to be within the range of 2.5 to 3.5 percent. Additionally, the Company expects the negative currency impact on operating profit to be within the range of $10 to $15 million.

Based on current trends, we are affirming the following key planning assumptions for the full-year 2015:

•	Net sales growth, on a constant currency basis, is expected to decline 1 to 3 percent in 2015 compared to 2014.

•	Medical Devices net sales, on a constant currency basis, are expected to increase 2 to 4 percent.

•	Research and development investment is expected to be in the range of $30 to $35 million.

•	Capital spending is expected to be in the range of $70 to $75 million, which is slightly above the Company’s long-term target of 3 percent of net sales, due to spin-related projects.

•	Spin-off related transitional costs are expected to be $45 to $55 million in 2015.

•	The adjusted effective tax rate is anticipated to be between 37.0 and 39.0 percent.

Non-GAAP Financial Measures

This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:

•	Net sales on a constant currency basis

•	Adjusted net income

•	Adjusted diluted earnings per share

•	Adjusted operating profit

•	Adjusted effective tax rate

•	Adjusted EBITDA

These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:

•	Transaction costs relating to the spin-off from Kimberly-Clark, including legal, accounting, tax and other professional fees.

•
Transition costs relating to the separation from Kimberly-Clark, which includes costs to establish Halyard Health’s capabilities as a stand-alone entity. These costs are related primarily to the transition services the Company expects to receive from Kimberly-Clark, as well as the rebranding and other supply chain transition costs, and will continue through 2016.

•	Manufacturing strategic charges and gains relating to exiting one of the Company’s disposable glove facilities in Thailand and outsourcing the related production.

•	Expenses associated with the amortization of intangible assets associated with prior business acquisitions.

•	The positive or negative effect of changes in currency exchange rates during the year.

•	Impairment charges resulting from the annual impairment testing on the Company’s reporting units.

•	Expenses associated with litigation matters.

The Company provides these non-GAAP financial measures as supplemental information to our GAAP financial measures. Management and the Company's Board of Directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted effective tax rate, and adjusted EBITDA to (a) evaluate the Company's historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the Company's business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of our ongoing business operations.

Additionally, the Compensation Committee of the Company's Board of Directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the Company's net sales on a constant currency basis, adjusted diluted earnings per share and adjusted EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.

Conference Call

Halyard Health, Inc. will host a conference call today at 9 a.m. ET. The conference call can be accessed live over the Internet at https://halyardhealth.investorroom.com  or via telephone by dialing 877.240.5772 in the United States. A replay of the call will be available at noon ET today by calling 877.344.7529 in the United States and entering passcode 10074223. A webcast of the call will also be archived in the Investors section on the Halyard website.

About Halyard Health

Halyard Health (NYSE: HYH) is a medical technology company focused on preventing infection, eliminating pain and speeding recovery for healthcare providers and their patients. Headquartered in Alpharetta, Georgia, Halyard is committed to addressing some of today’s most important healthcare needs, such as preventing healthcare-associated infections and reducing the use of narcotics while helping patients move from surgery to recovery. Halyard’s business segments - Surgical and Infection Prevention (S&IP) and Medical Devices - develop, manufacture and market clinically superior solutions that improve medical outcomes and business performance in more than 100 countries. For more information, visit www.halyardhealth.com.

Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may”, “believe”, “will”, “expect”, “project”, “ estimate”, “anticipate”, “plan”, or “continue” and similar expressions, among others. Risks and uncertainties that could cause actual results to differ materially include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-K and Quarterly Reports on Form 10-Q.

HALYARD HEALTH, INC.
CONDENSED CONSOLIDATED INCOME STATEMENT
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,
	2015	2014	Change
Net Sales (including related party sales of $0 and $24.8)	$389.5	$408.5	(4.7)%
Cost of products sold (including related party purchases of $0 and $23.2)	258.5	276.3	(6.4)
Gross Profit	131.0	132.2	(0.9)
Research and development expenses	10.2	8.5	20.0
Selling and general expenses	97.2	111.3	(12.7)
Goodwill impairment	475.5	—	N.M.
Other expense (income), net	9.3	(0.7)	N.M.
Operating (Loss) Profit	(461.2)	13.1	N.M.
Interest income	—	1.0	N.M.
Interest expense	(7.8)	(0.1)	N.M.
(Loss) Income Before Income Taxes	(469.0)	14.0	N.M.
Provision for income taxes	(1.5)	(21.4)	(93.0)
Net (Loss) Income	$(470.5)	$(7.4)	N.M.

Interest expense (income), net	7.8	(0.9)	N.M
Provision for income taxes	1.5	21.4	(93.0)
Depreciation and amortization	16.3	26.8	(39.2)
EBITDA	$(444.9)	$39.9	N.M.

Per Share Basis
Basic	$(10.10)	$(0.16)	N.M.
Diluted	(10.10)	(0.16)	N.M.

Common Shares Outstanding (in thousands)	As of September 30,
	2015	2014
Basic	46,612	46,536
Diluted	46,612	46,536

HALYARD HEALTH, INC.
CONDENSED CONSOLIDATED INCOME STATEMENT
(unaudited)
(in millions, except per share amounts)

	Nine Months Ended September 30,
	2015	2014	Change
Net Sales (including related party sales of $0 and $70.4)	$1,173.0	$1,232.7	(4.8)%
Cost of products sold (including related party purchases of $0 and $65.0)	775.0	840.6	(7.8)
Gross Profit	398.0	392.1	1.5
Research and development expenses	22.5	26.1	(13.8)
Selling and general expenses	300.2	298.1	0.7
Goodwill impairment	475.5	—	N.M.
Other income, net	(2.0)	(2.4)	N.M.
Operating (Loss) Profit	(398.2)	70.3	N.M.
Interest income	0.2	2.9	(93.1)
Interest expense	(25.0)	(0.1)	N.M.
(Loss) Income Before Income Taxes	(423.0)	73.1	N.M.
Provision for income taxes	(17.8)	(43.6)	(59.2)
Net (Loss) Income	$(440.8)	$29.5	N.M.

Interest expense (income), net	24.8	(2.8)	N.M
Provision for income taxes	17.8	43.6	(59.2)
Depreciation and amortization	48.6	61.6	(21.1)
EBITDA	$(349.6)	$131.9	(365.0)

Per Share Basis
Basic	$(9.46)	$0.63	N.M.
Diluted	(9.46)	0.63	N.M.

Common Shares Outstanding (in thousands)	As of September 30,
	2015	2014
Basic	46,576	46,536
Diluted	46,576	46,536

HALYARD HEALTH, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per-share amounts)

	Three Months Ended September 30, 2015
	As Reported (a)	Spin-Related Transition Charges	Goodwill Impairment	Litigation	Intangibles Amortization	As Adjusted Non-GAAP
Cost of products sold	$258.5	$(4.1)	$—	$—	$(0.7)	$253.7
Gross profit	131.0	4.1	—	—	0.7	135.8
Research and development	10.2	(0.3)	—	—	—	9.9
Selling and general expenses	97.2	(11.6)	—	—	(5.8)	79.8
Operating (loss) profit	(461.2)	16.0	475.5	9.1	6.5	45.9
(Loss) income before income taxes	(469.0)	16.0	475.5	9.1	6.5	38.1
Income tax provision	(1.5)	(6.3)	—	(3.5)	(2.4)	(13.7)
Effective tax rate	(0.3)%					36.0%
Net (loss) income	$(470.5)	$9.7	$475.5	$5.6	$4.1	$24.4

Adjusted diluted EPS	$(10.10)	$0.21	$10.16	$0.12	$0.08	$0.52

(a)
For the three months ended September 30, 2015, potentially dilutive stock options and restricted share unit awards were excluded from the computation of earnings per share as their effect would have been anti-dilutive.

	Three Months Ended September 30, 2014
		Pre Spin-off
	As Reported	Spin-Related Transaction Charges	Manufacturing Strategic Changes	Intangibles Amortization	As Adjusted Non-GAAP
Cost of products sold	$276.3	$(3.7)	$(5.7)	$(0.9)	$266.0
Gross profit	132.2	3.7	5.7	0.9	142.5
Research and development	8.5	(0.1)	—	—	8.4
Selling and general expenses	111.3	(31.6)	—	(7.7)	72.0
Operating profit	13.1	35.4	5.7	8.6	62.8
Income before income taxes	14.0	35.4	5.7	8.6	63.7
Income tax provision	(21.4)	(15.3)	(6.5)	(3.3)	(46.5)
Effective tax rate	152.9%				73.0%
Net (loss) income	$(7.4)	$20.1	$(0.8)	$5.3	$17.2

Adjusted diluted EPS	$(0.16)	$0.43	$(0.02)	$0.11	$0.37

HALYARD HEALTH, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per-share amounts)

	Nine Months Ended September 30, 2015
		Post Spin-off
	As Reported (a)	Spin-Related Transition Charges	Manufacturing Strategic Changes	Goodwill Impairment	Litigation	Intangibles Amortization	As Adjusted Non-GAAP
Cost of products sold	$775.0	$(8.2)	$(0.3)	$—	$—	$(2.3)	$764.2
Gross profit	398.0	8.2	0.3	—	—	2.3	408.8
Research and development	22.5	(1.0)	—	—	—	—	21.5
Selling and general expenses	300.2	(37.2)	—	—	—	(16.9)	246.1
Operating (loss) profit	(398.2)	46.4	(12.0)	475.5	9.1	19.2	140.0
(Loss) income before income taxes	(423.0)	46.4	(12.0)	475.5	9.1	19.2	115.2
Income tax provision	(17.8)	(17.7)	3.6	—	(3.5)	(7.4)	(42.8)
Effective tax rate	(4.2)%						37.2%
Net (loss) income	$(440.8)	$28.7	$(8.4)	$475.5	$5.6	$11.8	$72.4

Adjusted diluted EPS	$(9.46)	$0.61	$(0.18)	$10.16	$0.12	$0.25	$1.55

(a)
For the nine months ended September 30, 2015, potentially dilutive stock options and restricted share unit awards were excluded from the computation of earnings per share as their effect would have been anti-dilutive.

	Nine Months Ended September 30, 2014
		Pre Spin-off
	As Reported	Spin-Related Transaction Charges	Manufacturing Strategic Changes	Intangibles Amortization	As Adjusted Non-GAAP
Cost of products sold	$840.6	$(4.1)	$(54.7)	$(2.7)	$779.1
Gross profit	392.1	4.1	54.7	2.7	453.6
Research and development	26.1	(0.1)	—	—	26.0
Selling and general expenses	298.1	(57.0)	—	(21.5)	219.6
Operating profit	70.3	61.2	54.7	24.2	210.4
Income before income taxes	73.1	61.2	54.7	24.2	213.2
Income tax provision	(43.6)	(22.7)	(20.5)	(9.3)	(96.1)
Effective tax rate	59.6%				45.1%
Net income	$29.5	$38.5	$34.2	$14.9	$117.1

Adjusted diluted EPS	$0.63	$0.83	$0.73	$0.32	$2.52

HALYARD HEALTH, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Three Months Ended September 30, 2015
	As Reported	Spin-Related Transition Charges	Goodwill Impairment	Litigation	Adjusted
Net (Loss) Income	$(470.5)	$9.7	$475.5	$5.6	$20.3
Interest income/expense, net	7.8	—	—	—	7.8
Income tax provision	1.5	6.3	—	3.5	11.3
Depreciation and amortization	16.3	—	—	—	16.3
EBITDA	$(444.9)	$16.0	$475.5	$9.1	$55.7

	Three Months Ended September 30, 2014
	As Reported	Spin-Related Transaction Charges	Manufacturing Strategic Changes	Adjusted
Net (Loss) Income	$(7.4)	$20.1	$(0.8)	$11.9
Interest income/expense, net	(0.9)	—	—	(0.9)
Income tax provision	21.4	15.3	6.5	43.2
Depreciation and amortization	26.8	—	—	26.8
EBITDA	$39.9	$35.4	$5.7	$81.0

HALYARD HEALTH, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Nine Months Ended September 30, 2015
	As Reported	Spin-Related Transition Charges	Manufacturing Strategic Changes	Goodwill Impairment	Litigation	Adjusted
Net (Loss) Income	$(440.8)	$28.7	$(8.4)	$475.5	$5.6	$60.6
Interest income/expense, net	24.8	—		—	—	24.8
Income tax provision	17.8	17.7	(3.6)	—	3.5	35.4
Depreciation and amortization	48.6	(0.8)	—	—	—	47.8
EBITDA	$(349.6)	$45.6	$(12.0)	$475.5	$9.1	$168.6

	Nine Months Ended September 30, 2014
	As Reported	Spin-Related Transaction Charges	Manufacturing Strategic Changes	Adjusted
Net Income	$29.5	$38.5	$34.2	$102.2
Interest income/expense, net	(2.8)	—	—	(2.8)
Income tax provision	43.6	22.7	20.5	86.8
Depreciation and amortization	61.6	—	—	61.6
EBITDA	$131.9	$61.2	$54.7	$247.8

2015 OUTLOOK
(unaudited)

	Estimated Range
Adjusted diluted earnings per share	$2.00	to	$2.10
Goodwill impairment	$(10.20)		$(10.20)
Post-spin transition related charges	$(0.69)	to	$(0.57)
Amortization	$(0.34)		$(0.34)
Diluted earnings per share (GAAP)	$(9.23)	to	$(9.01)

HALYARD HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(2015 data unaudited)
(in millions)

	September 30, 2015	December 31, 2014
ASSETS
Current Assets
Cash and cash equivalents	$112.5	$149.0
Accounts receivable, net	204.4	233.9
Inventories	323.6	283.1
Current deferred income taxes and other current assets	25.5	18.9
Total Current Assets	666.0	684.9
Property, Plant and Equipment, Net	282.1	277.8
Assets Held for Sale	—	2.6
Goodwill	943.4	1,426.1
Other Intangible Assets	89.0	108.3
Other Assets	25.8	27.9
TOTAL ASSETS	$2,006.3	$2,527.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Debt payable within one year	$—	$3.9
Trade accounts payable	179.1	168.7
Accrued expenses	147.7	183.4
Total Current Liabilities	326.8	356.0
Long-Term Debt	585.9	632.3
Other Long-Term Liabilities	52.6	48.1
TOTAL LIABILITIES	965.3	1,036.4
Stockholders’ Equity	1,041.0	1,491.2
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,006.3	$2,527.6

HALYARD HEALTH, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENT
(unaudited)
(in millions)

	Three Months Ended September 30,		Nine Months Ended June 30,
	2015	2014	2015	2014
Operating Activities
Net (loss) income	$(470.5)	$(7.4)	$(440.8)	$29.5
Depreciation and amortization	16.3	26.8	48.6	61.6
Goodwill impairment	475.5	—	475.5	—
Asset impairment	—	—	—	41.9
Net loss (gain) on asset dispositions	2.2	1.1	(7.6)	3.5
Changes in operating assets and liabilities	(6.0)	4.0	(13.4)	(18.2)
Other	1.4	(0.9)	12.3	(11.0)
Cash Provided by Operating Activities	18.9	23.6	74.6	107.3
Investing Activities
Capital expenditures	(19.2)	(32.4)	(64.4)	(60.4)
Proceeds from property dispositions	0.1	—	7.8	—
Cash Used in Investing Activities	(19.1)	(32.4)	(56.6)	(60.4)
Financing Activities
Debt proceeds	—	0.6	—	1.9
Debt repayments	—	—	(51.0)	(2.9)
Purchase of treasury stock	—	—	(1.0)	—
Proceeds from the exercise of stock options	0.3	—	1.2	—
Change in Kimberly-Clark's net investment	—	16.2	—	(34.8)
Other	—	1.6	—	3.4
Cash Provided by (Used in) Financing Activities	0.3	18.4	(50.8)	(32.4)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(1.9)	0.3	(3.7)	(0.2)
(Decrease) Increase in Cash and Cash Equivalents	(1.8)	9.9	(36.5)	14.3
Cash and Cash Equivalents - Beginning of Period	114.3	48.5	149.0	44.1
Cash and Cash Equivalents - End of Period	$112.5	$58.4	$112.5	$58.4

HALYARD HEALTH, INC.
SELECTED BUSINESS SEGMENT DATA
(unaudited)
(in millions)

	Three Months Ended September 30,
	2015	2014	Change
Net Sales
Surgical and Infection Prevention	$257.4	$279.2	(7.8)%
Medical Devices	126.1	122.5	2.9
Corporate & Other(a)	6.0	6.8	(11.8)
Total Net Sales	$389.5	$408.5	(4.7)%

Operating (Loss) Profit
Surgical and Infection Prevention(b)	$26.3	$36.8	(28.5)%
Medical Devices(c)	28.5	20.4	39.7
Corporate and Other(d)	(31.2)	(44.8)	(30.4)
Goodwill impairment	(475.5)	—	N.M.
Other (expense) income, net(e)	(9.3)	0.7	N.M.
Total Operating (Loss) Profit	$(461.2)	$13.1	N.M.
_______________________________________________

(a)	Corporate & Other net sales include sales of non-healthcare products to Kimberly-Clark.

(b)	S&IP operating profit includes $0.2 million of amortization of expense for each quarter ended September 30, 2015 and 2014.

(c)	Medical Devices operating profit includes $6 million and $8 million of amortization expense for the quarters ended September 30, 2015 and 2014, respectively.

(d)
Corporate and Other for the three months ended September 30, 2015 includes $16 million of post-spin related transition expenses. Corporate and Other for the three months ended September 30, 2014 includes $35 million of spin-off related transaction costs and $6 million of costs related to the disposal of one of our disposable glove facilities in Thailand.

(e)	Other (expense) income, net for the three months ended September 30, 2015 includes $9 million of costs related to legal expenses and litigation.
N.M. - not meaningful

Percentage Change - Net Sales vs. Prior Year		Changes Due To
Third Quarter	Total	Volume	Pricing/Mix	Currency	Other(a)
Consolidated	(5)%	—%	(1)%	(3)%	(1)%
S&IP	(8)	(2)	(2)	(4)	—
Medical Devices	3	4	1	(2)	—
_______________________________

(a)	Other includes rounding.

HALYARD HEALTH, INC.
SELECTED BUSINESS SEGMENT DATA
(unaudited)
(in millions)

	Nine Months Ended September 30,
	2015	2014	Change
Net Sales
Surgical and Infection Prevention	$767.5	$840.2	(8.7)%
Medical Devices	375.3	373.5	0.5
Corporate & Other(a)	30.2	19.0	N.M.
Total Net Sales	$1,173.0	$1,232.7	(4.8)%

Operating (Loss) Profit
Surgical and Infection Prevention(b)	$71.3	$118.1	(39.6)%
Medical Devices(c)	86.6	76.6	13.1
Corporate and Other(d)	(82.6)	(126.8)	(34.9)
Goodwill impairment	(475.5)	—	N.M.
Other income, net(e)	2.0	2.4	N.M.
Total Operating (Loss) Profit	$(398.2)	$70.3	N.M.
_______________________________________________

(a)	Corporate & Other net sales include sales of non-healthcare products to Kimberly-Clark.

(b)	S&IP operating profit includes $0.6 million of amortization of expense for the nine months ended September 30, 2015 and 2014.

(c)	Medical Devices operating profit includes $19 million and $24 million of amortization expense for the nine months ended September 30, 2015 and 2014, respectively.

(d)
Corporate and Other for the nine months ended September 30, 2015 includes $46 million of post-spin related transition expenses. Corporate and Other for the nine months ended September 30, 2014 includes $61 million of spin-off related transaction costs and $55 million of costs related to the disposal of one of our disposable glove facilities in Thailand.

(e)
Other (expense) income, net for the nine months ended September 30, 2015 includes $9 million of costs related to legal expenses and litigation and a $12 million gain on the disposal of one of our disposable glove facilities in Thailand.

N.M. - not meaningful

Percentage Change - Net Sales vs. Prior Year		Changes Due To
	Total	Volume	Pricing/Mix	Currency	Other(a)
Consolidated	(5)%	(2)%	(1)%	(3)%	1%
S&IP	(9)	(3)	(2)	(4)	—
Medical Devices	—	3	—	(2)	(1)
_______________________________

(a)	Other includes rounding.